  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 11, 2019 (October 7, 2019)

Laureate Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street
Baltimore, MD 21202
(Address of principal executive offices, including zip code)

(410) 843-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC
Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

 Item 1.01    Entry into a Material Definitive Agreement.

On October 7, 2019, Laureate Education, Inc. (the “Company”) entered into a Third Amended and Restated Credit Agreement (the “Third A&R Credit Agreement”) among the Company, the lending institutions from time to time parties thereto, and Citibank, N.A. (“Citi”), as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) pursuant to which the Company amended and restated in its entirety that certain Second Amended and Restated Credit Agreement, dated as of April 26, 2017, among the Company, the several lenders from time to time parties thereto, and the Administrative Agent and the Collateral Agent (as amended by the First Amendment, dated as of February 1, 2018, the “Original Credit Agreement”).

The Third A&R Credit Agreement amends and restates the Original Credit Agreement in its entirety.

The Third A&R Credit Agreement, among other things, provides for a $410 million revolving credit facility (the “Revolving Credit Facility”). As a subfacility under the Revolving Credit Facility, the Third A&R Credit Agreement provides for letter of credit commitments in the aggregate amount of $50 million. The Third A&R Credit Agreement also provides, subject to the satisfaction of certain conditions, for incremental revolving and term loan facilities, at the request of the Company, not to exceed the greater of (a) $565 million and (b) 100% of the Company’s consolidated EBITDA, plus additional amounts so long as both immediately before and after giving effect to such incremental facilities the Company’s senior secured leverage ratio, on a pro forma basis, shall not exceed 2.75 to 1.00.

The maturity date for the Revolving Credit Facility is October 7, 2024. The Revolving Credit Facility bears interest at a per annum interest rate, at the option of the Borrower, at either the LIBO rate or the ABR rate plus an applicable margin of 2.50% per annum, 2.25% per annum, 2.00% per annum or 1.75% per annum for LIBOR loans, and 1.50% per annum, 1.25% per annum, 1.00% per annum or 0.75% per annum for ABR loans, in each case, based on the Company’s consolidated total debt to consolidated EBITDA ratio.

The Third A&R Credit Agreement also provides, solely with respect to the Revolving Credit Facility, that the Company shall not permit its consolidated senior secured debt to consolidated EBITDA ratio to exceed 3.50 to 1.00 as of the last day of each quarter commencing with the quarter ending December 31, 2019; provided, that if (x) the Company’s consolidated total debt to consolidated EBITDA ratio is not greater than 4.75 to 1.00 as of such date and (y) less than 25% of the Revolving Credit Facility is utilized, then such financial covenant shall not apply.

The Third A&R Credit Agreement contains customary representations and warranties and affirmative covenants for an agreement of this type, and certain customary negative covenants that restrict the Borrower’s and its restricted subsidiaries’ ability (subject to certain exceptions as set forth therein) to, among other things, (i) create, assume or incur indebtedness, (ii) create, incur or assume liens, (iii) enter into mergers and dissolutions, (iv) sell or dispose of its assets, (v) make loans and investments, (vi) make dividends and other restricted payments, (vii) prepay subordinated debt, (viii) change its business fundamentally or substantially and (ix) engage in transactions with affiliates. The Third A&R Credit Agreement contains customary events of default for an agreement of this type, including (i) non-payment of principal, (ii) non-payment of interest and other amounts, (iii) material misrepresentation, (iv) breach of covenants, (v) cross-default with other indebtedness in excess of $125 million, (vi) bankruptcy events, (vii) certain ERISA events, (viii) invalidity of material provisions of the guarantee, any security agreement, pledge or other collateral agreement, or any subordination agreement, (ix) material judgments and (x) any change of control.

All of the obligations under the Third A&R Credit Agreement are unconditionally guaranteed by certain domestic subsidiaries of the Company and the Third A&R Credit Agreement and the related guarantees are secured by perfected first-priority secured interest in substantially all of the assets of the Company and such guarantors. The obligations under the Third A&R Credit Agreement are also secured by perfected security interest in certain accounts receivable (other than accounts receivable relating to certain student financial assistance programs administered by the U.S. Department of Education and applicable state government agencies) and certain intellectual property of Walden University, LLC, an indirect subsidiary of the Company, which is not a guarantor under the Third A&R Credit Agreement.

The foregoing description of the Third A&R Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Third A&R Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Exhibit Description
10.1#
Third Amended and Restated Credit Agreement, dated as of October 7, 2019, among Laureate Education, Inc., the lending institutions from time to time parties thereto, and Citibank, N.A., as administrative agent and collateral agent.

#    Laureate Education, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Victoria Silbey
Name:	Victoria Silbey
Title:	Senior Vice President, Secretary and Chief Legal Officer

Date: October 11, 2019

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